UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2021

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐

Kilroy Realty, L.P.:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 20, 2021, Kilroy Realty, L.P. (the “Operating Partnership”) amended and restated its unsecured revolving credit facility (the “Credit Facility”). The Credit Facility provides for borrowings of up to $1.1 billion, subject to customary conditions. The Credit Facility also includes an accordion feature to increase the revolving commitments or add one or more tranches of term loans up to an aggregate amount of $1.6 billion, subject to obtaining lender commitments and the satisfaction of certain customary conditions. The Credit Facility is guaranteed by Kilroy Realty Corporation (the “Company”).

The Credit Facility provides that the revolving loans will bear interest, at the Operating Partnership’s option, at a rate of (x) a LIBOR floating rate plus an applicable margin ranging from 0.725% to 1.450% and (y) a base rate plus an applicable margin ranging from 0.000% to 0.450% depending on the Operating Partnership’s credit rating. The Operating Partnership is also obligated to pay a facility fee on the aggregate revolving commitments under the Credit Facility ranging from 12.5 basis points to 30 basis points depending on the Operating Partnership’s credit rating. In addition, the Credit Facility also features a sustainability-linked pricing component whereby the pricing can improve by 0.01% if the Borrower meets certain sustainability performance targets. The LIBOR replacement provisions in the Credit Facility permit the use of rates based on the secured overnight financing rate (“SOFR”) administered by the Federal Reserve Bank of New York.

The Operating Partnership is required to comply with the following financial covenants under the Credit Facility:

•    Maximum total debt to total asset value of less than 60%;
•    Fixed charge coverage ratio of greater than 1.5x;
•    Unsecured debt ratio of greater than 1.67x; and
•    Unencumbered asset pool debt service coverage of greater than 1.75x.

The Credit Facility contains customary affirmative and negative covenants that, among other things, limit the ability of the Company to pay dividends and enter into certain transactions. A breach of such covenants (after notice and cure periods in certain circumstances) or any other event of default would entitle the administrative agent to accelerate the Operating Partnership’s debt obligations.

In connection with the Credit Facility, the Company entered into a guaranty (the “Guaranty”) pursuant to which it has absolutely, irrevocably and unconditionally guaranteed to the administrative agent under the Credit Facility for the benefit of the lenders party to the Credit Facility, the payment and performance of the obligations of the Operating Partnership under the Credit Facility as and when due and payable.

The foregoing descriptions of the Credit Facility and the Guaranty are only summaries and are qualified in their entirety by reference to the full text of the Credit Facility and the Guaranty, copies of which will be filed as exhibits to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 20, 2021, the Company issued a press release announcing its entry into the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Press Release dated April 20, 2021
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: April 20, 2021

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: April 20, 2021

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller